Exhibit 5.1

MILBANK, TWEED, HADLEY & McCLOY LLP

1 CHASE MANHATTAN PLAZA

LOS ANGELES	NEW YORK, NY 10005-1413 212-530-5000 FAX: 212-530-5219	BEIJING
213-892-4000		8610-5969-2700
FAX: 213-629-5063		FAX: 8610-5969-2707

WASHINGTON, D.C.		HONG KONG
202-835-7500		852-2971-4888
FAX: 202-835-7586		FAX: 852-2840-0792

LONDON		SINGAPORE
44-20-7615-3000		65-6428-2400
FAX: 44-20-7615-3100		FAX: 65-6428-2500

FRANKFURT		TOKYO
49-(0)69-71914-3400		813-5410-2801
FAX: 49-(0)69-71914-3500		FAX: 813-5410-2891

MUNICH		SÃO PAULO
49-89-25559-3600		55-11-3927-7700
FAX: 49-89-25559-3700		FAX: 55-11-3927-7777

January 28, 2015

Sol-Wind Renewable Power, LP

405 Lexington Avenue, Suite 732

New York, New York 10174

Ladies and Gentlemen:

We have acted as special counsel to Sol-Wind Renewable Power, LP, a Delaware limited partnership (the “Partnership”), in connection with the Registration Statement on Form S-1 of the Partnership (File No. 333-201221), as amended (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement.  The Registration Statement relates to the registration of up to 8,700,000 common units representing limited partner interests in the Partnership (the “Common Units”) and up to an additional 1,305,000 Common Units pursuant to the underwriters’ option to purchase additional Common Units. The term “Common Units” includes any additional common units representing limited partner interests in the Partnership registered pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement. We understand that the Common Units will be sold by the Partnership pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”) in substantially the form filed as Exhibit 1.1 to the Registration Statement.

In rendering the opinions expressed below, we have examined the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), partnership and limited liability company records, certificates, agreements and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to various questions of fact material to our opinions, we have, when relevant facts were not independently established, relied upon certificates of officers and representatives of the Partnership and public officials and statements and representations contained in the Registration Statement, the Underwriting Agreement, and other documents as we have deemed necessary as a basis for such opinions.

Based upon and subject to the stated assumptions, we are of the opinion that (i) the Partnership has been duly formed and is validly existing as a limited partnership under the Delaware LP Act; (ii) the Common Units, when issued and delivered on behalf of the Partnership against payment therefor as described in the Registration Statement, will be duly authorized and validly issued and (iii) purchasers of the Common Units will have no obligation under the Delaware LP Act, the Partnership’s governing documents or any resolution or other action taken under the Partnership’s governing documents, to make further payments to the Partnership or its creditors for their purchase of Common Units or contributions to the Partnership or its creditors solely by reason of their ownership of Common Units or their status as limited partners of the Partnership.

The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the Delaware LP Act, and we do not express any opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Common Units” in the prospectus contained in such Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Common Units. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP